Exhibit 10.86

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF CALDWELL	§

ASSIGNMENT OF OIL AND GAS LEASE AND SALE OF INTERESTS

THAT, for and in consideration of the sum of Fourteen Thousand Sixty-Two and 50/100 dollars ($14,062.50) and other good and valuable consideration, the receipt of which is hereby acknowledged, R&R RESOURCES CORPORATION, whose address is 4110 MCorp Plaza, 333 Clay Street, Houston, Texas 77002, GOE DRILLING PARTNERSHIP 1981-A, c/o GOE RESOURCES COMPANY, general partner, .whose address is 925 Texas Commerce Tower, Houston, Texas 77002, RICKY D. CHERRINGTON, whose address is 707 Sandpiper, Sugar Land, Texas 77478, VERNON V. CLINGER, whose address is 906 Esperson Building, Houston, Texas 77002, DOROTHY M. WHITCHER, whose address is 47 River Creekway, Sugar Land, Texas 77478, ROBERT C. BENNETT, JR., whose address is 4130 MCorp Plaza, 333 Clay Street, Houston, Texas 77002, TRACY R. GORDY, whose address is 404 Medical Park Tower, Austin, Texas 78705, and FREDERICK C. DOUTEL, JR. whose address is 4110 MCorp Plaza, 333 Clay Street, Houston, Texas 77002, collectively hereinafter referred to as “Assignors”, do hereby SELL, ASSIGN, TRANSFER and CONVEY unto WALTER HERMS, d/b/a HERNS OIL WELL, whose mailing address is Route 2, Box 329, Luling, Texas 78648 and who is hereinafter referred to as “Assignee”, all their right, title and interest in and to the following described oil and gas lease covering lands located in Caldwell County, Texas, to-wit:

Oil and Gas Lease dated the 25th day of September, 1981, covering 17.413 acres of land, more or less, wherein Perry E. Nite, and wife Wanda G. Nite are lessors and Willie H. Pope and Charles S. Landram are lessees, said lease being recorded in Volume 435, Page 228 of the Deed Records, Caldwell County, Texas;

together with a like interest in and to the Perry E. Nite No. 1 well located on said lease and all equipment and material located therein or thereon and all other property, real or personal, movable or immovable, located on or provided in the field in connection with the above described lease, and including all easements, permits, licenses, and rights of whatever character which are useful or appropriate for developing, treating, storing and transporting oil, gas and other minerals in, and under and that may be produced from the properties affected by the above lease.

TO HAVE AND TO HOLD the herein assigned interests unto Assignee and Assignee’s heirs, successors and assigns; provided however, this conveyance is made without warranty of title, either express or implied, except as set forth below, and subject to the following terms and conditions:

1	Assignors hereby represent that Assignors are the lawful owners of the herein assigned interests, with full power to sell and convey, and that the assigned interests are free and clear of all liens, encumbrances, options and other restrictions and that the lease is valid and in full force and effect in accordance with its terms.

2.	The effective date of this conveyance is September 13, 1985; provided, however, all costs and expenses of operation incurred prior to the effective date shall be borne and paid by Assignors, and Assignors agree to protect, indemnify and hold Assignee free and harmless with respect thereto. All costs and expense of operations incurred subsequent to the effective date shall be borne and paid by Assignee, and Assignee agrees to protect, indemnify and hold Assignors free and harmless with respect thereto.

3.	Assignors covenant and warrant that Assignors shall at any time and from time to time, on or after the execution of this conveyance, execute and deliver all such deeds, assignments, consents, documents or other instruments, or take or cause to be taken all such other actions as may be reasonably necessary or desirable to put Assignee in actual possession and control of the interests assigned herein, or to more fully and effectively vest in Assignee, or to confirm Assignee’s title to and possession of the assigned interests, or to assist Assignee in exercising rights with respect thereto, or to otherwise carry out the intents and purposes of this conveyance.

4.	Assignee joins in the execution hereof for the purpose of acknowledging his consent to all of the terms, provisions, obligations and covenants herein specified and to agree to conduct any and all operations in accordance with the rules and regulations of the State of Texas; specifically, Assignee agrees that if it is necessary to plug and abandon the Perry E. Nite No. 1 well located on said lease, he will do so at his sole expense and liability and in accordance with the rules and regulations of the State of Texas.

The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignors and Assignee, his successors and assigns, and shall be covenants running with the land herein described and the lease acreage herein assigned and with each transfer or assignment of said land or lease acreage.

EXECUTED this 5th day of August, 1985, but made effective as of September 13, 1985.

ASSIGNORS

R&R RESOURCES CORPORATION

by:	/s/ Frederick C. Doutel, Jr.
Frederick C. Doutel, Jr.
Chairman /Chief Executive Officer

GOE DRILLING PARTNERSHIP 1981-A c/o GOE RESOURCES COMPANY, general partner

by:	/s/ Illegible
title:	Illegible

by:	/s/ Ricky D. Cherrington
Ricky D. Cherrington